EXHIBIT 15

August 8, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated August 8, 2008, on our review of interim financial information of Hertz Global Holdings, Inc. and its subsidiaries (the "Company") for the three and six month periods ended June 30, 2008 and June 30, 2007 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2008 is incorporated by reference in its Registration Statement on Form S-8 (File No. 333-138812).

Very truly yours,

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey